Exhibit 24

POWER OF ATTORNEY

I, William Goebel, Chief Financial Officer and Treasurer of FS Credit Income Fund, a Delaware statutory trust (the “Company”), hereby authorize and designate each of Michael C. Forman and Stephen S. Sypherd as my agent and attomey-in-fact, with full power of substitution to:

(1)            prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC;

(2)            prepare and sign on my behalf any Form 3, Form 4 or Form 5 under Section 16 of the Exchange Act and file the same with the SEC and each stock exchange on which the Company’s common shares of beneficial interest may be listed;

(3)            prepare and sign on my behalf any Form 144 Notice under the Securities Act of 1933, as amended (the “Securities Act”), and file the same with the SEC; and

(4)            take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attomey-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attomey-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attomey-in-fact may approve in such attomey-in-fact’s discretion.

The undersigned hereby grants to each such attomey-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attomey-in-fact, or such attomey-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attomeys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act, Section 5 of the Securities Act, or Rule 144 promulgated under the Securities Act.

The undersigned agrees that each such attomey-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attomey-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each such attomey-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attomey-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto) or Form ID and agrees to reimburse the Company and each such attomey-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof (“Prior Powers of Attorney”), and the authority of the attomeys-in-fact named in any Prior Powers of Attorney is hereby revoked.

This Power of Attorney shall remain in effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

Signed, sealed and delivered in the presence of:

By:	/s/ William B. Goebel
Name: William Goebel

Alaina M. Vecere
Notary Public

[NOTARIAL SEAL]